                                                                    Exhibit 2(b)

                                 AlphaCom, Inc.
                                 --------------

                                    BY-LAWS


ARTICLE I  MEETINGS OF SHAREHOLDERS
-----------------------------------

        1. Shareholders' Meetings shall be held in the office of the corporation, at Carson City, NV, or at such other place or places as the Directors shall, from time to time, determine.

        2. The annual meeting of the shareholders of this corporation shall be held at 11:00 a.m., on the 1st day of December of each year beginning in 1998, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

        3. A notice signed by any Officer of the corporation or by any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation, to his last known address, at least ten (10) days prior to the annual meeting.

        Whenever any notice whatever is required to be given under any article of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.

        4. A majority of the shares issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

        5. If a quorum is not present at the annual meeting, the shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

        6. Special meetings of the shareholders may be called at anytime by the President; by all of the Directors provided there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation. The Secretary shall send a notice of such called meeting to each shareholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of the meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice to the shareholders, unless by unanimous consent of all shareholders present, either in person or by proxy.

        7. Each shareholder shall be entitled to one vote for each share of stock in his own name on the books of the corporation, whether represented in person or by proxy.

        8. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

        9. The following order of business shall be observed at all meetings of the shareholders so far as is practicable:

                                      a.  Call the roll;

                                      b.  Reading, correcting, and approving of
                                          the minutes of the previous meeting;

                                      c.  Reports of Officers;

                                      d.  Reports of Committees;

                                      e.  Election of Directors;

                                      f.  Unfinished business; and

                                      g.  New business.


        10. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE II STOCK
----------------

        1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary of the corporation.

        2. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.

        3. All certificates of stock transferred by endorsement thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.

        4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

        5. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE III DIRECTORS
---------------------

        1. A Board of Directors, consisting of at least one (1) person shall be chosen annually by the shareholders at their meeting to manage the affairs of the corporation. The Directors' term of office shall be one (1) year, and Directors may be re-elected for successive annual terms.

        2. Vacancies on the Board of Directors by reason of death, resignation or other causes shall be filled by the remaining Director or Directors choosing a Director or Directors to fill the unexpired term.

        3. Regular meetings of the Board of Directors shall be held at 1:00 p.m., on the 1st day of December of each year beginning in 1998 at the office of the company at Carson City, NV, or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the President or any Director giving ten (10) days notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.

        4. The Directors shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the Articles of Incorporation, and the By-Laws. Such management will be by equal vote of each member of the Board of Directors with each Board member having an equal vote.

        5. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

        6. A resolution, in writing, signed by all or a majority of the members of the Board of Directors, shall constitute action by the Board of Directors to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

        7. Any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board. Directors may be removed without cause only by vote of the shareholders.

        8. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

        9. A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV OFFICERS
-------------------

        1. The Officers of this company shall consist of: a President, one or more Vice Presidents, Secretary, Treasurer, and such other officers as shall, from time to time, be elected or appointed by the Board of Directors.

        2. The PRESIDENT shall preside at all meetings of the Directors and the shareholders and shall have general charge and control over the affairs of the corporation subject to the Board of Directors. He shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.

        3. The VICE PRESIDENT shall exercise the functions of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him, from time to time, by the Board of Directors.

        4. The SECRETARY shall issue notices for all meetings as required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors. He shall be responsible that the corporation complies with Section 78.105 of the Nevada Revised Statutes and supplies to the Nevada Resident Agent or Registered Office in Nevada, any and all amendments to the corporation's Articles of Incorporation and any and all amendments or changes to the By-Laws of the corporation. In compliance with Section 78.105, he will also supply to the Nevada Resident
Agent or Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

        5. The TREASURER shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

        6. The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Nevada, upon whom process against the corporation may be served and shall perform all duties required of him by statute.

        7. The salaries of all Officers shall be fixed by the Board of Directors and may be changed, from time to time, by a majority vote of the Board.

        8. Each of such Officers shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be re-elected or appointed for successive annual terms.

        9. The Board of Directors may appoint such other Officers and Agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.

        10. Any Officer or Agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        11. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

ARTICLE V INDEMNIFICATION OF OFFICERS AND DIRECTORS
---------------------------------------------------

        The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

ARTICLE VI DIVIDENDS
--------------------

        The Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VII WAIVER OF NOTICE
----------------------------

        Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII AMENDMENTS
-----------------------

        1. Any of these By-Laws may be amended by a majority vote of the shareholders at any annual meeting or at any special meeting called for that purpose.

        2. The Board of Directors may amend the By-Laws or adopt additional By-Laws, but shall not alter or repeal any By-Laws adopted by the shareholders of the company.



                        CERTIFIED TO BE THE BY-LAWS OF:

                                 AlphaCom, Inc.



                       BY:_______________________________
                                   Secretary

                             STOCK LEDGER STATEMENT

This statement made by AlphaCom, Inc., maintained and kept on file at its registered office in Nevada in compliance with Section 78.105 (d) of the Nevada Revised Statutes.

The name of the custodian of our stock ledger or duplicate stock ledger is:


               __________________________________________________
                 (Name of person in possession of Stock Ledger)

Whose complete address where said ledger is kept is:

               __________________________________________________
                       (Physical address -- Street, etc.)



               __________________________________________________
                   (City)         (State)       (Zip Code)



               __________________________________________________
                     (Telephone Number Including Area Code)


This statement is current until altered, changed, amended or revoked and our Nevada Resident Agent so notified by next Original revised statement or revocation.


DATED THIS__________________day of__________________________________, 19_______.


                       CERTIFIED TO BE THE STATEMENT OF:



                                 AlphaCom, Inc.



                     By:__________________________________
                                   Secretary

                                   RESOLUTION

             WRITTEN CONSENT OF ORIGINAL DIRECTOR(S)/OFFICER(S) OF

                                 AlphaCom, Inc.



        The undersigned, being all or a quorum of the original temporary Director(s)/Officer(s) of AlphaCom, Inc., a Nevada Corporation, named in the original Articles of Incorporation, for purposes of incorporation only, which were filed with the Secretary of State of Nevada on the 1st day of December, 1997, do hereby consent, in writing, pursuant to NRS 78.315 to the following resolution:

        RESOLVED, that this corporation shall be offered for sale and sold in its present shell form prior to the issuance or sale of any of the corporation's capital stock and/or election of permanent Directors and Officers and without further organizational procedures or the further conduct of any business, internal or otherwise; any and all such matters, privileges and responsibilities being deferred in favor of the new owners, Directors and Officers; with the exceptions that the original Articles of Incorporation of this corporation may be amended by majority of the original incorporators to accommodate the request and pleasure of the buyer of this said corporate shell and,

        FURTHER, the Directors shall guarantee to, and indemnify the buyer of this corporation that there are NO liabilities, taxes or encumbrances of any kind or nature whatsoever outstanding against this corporation and resign as a Director and Officer of this corporation transferring all right, title and interest in and to this corporation to the new owners, etc.

                                      2-1

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date hereof.

DATED AT Carson City, this 1st day of December, 1997.



                                /s/ Brent Buscay
                             ----------------------
                             Brent Buscay, Director




                                      2-2

                   SAVE AND HOLD HARMLESS INDEMNITY AGREEMENT
                   ------------------------------------------

                                    RECEIPT
                                    -------

                            TRANSFER AND ASSIGNMENT
                            -----------------------

        Laughlin Associates, Inc., Nevada Resident Agents, hereby guarantees, represents and unequivocally states to purchaser(s) of AlphaCom, Inc., a Nevada Corporation Shell, that there are absolutely NO taxes, liabilities, debts or encumbrances of any kind, type or nature whatsoever as of this date, accrued by said corporation, owing by said corporation or outstanding against said corporation and,

        FURTHER, said Laughlin Associates, Inc. agrees to Save and Hold Harmless and to completely indemnify the purchaser of said corporation, his heirs, transferee or assigns, any and all future Shareholders, Directors and Officers of said corporation from any liability whatsoever related to any liabilities of or on behalf of AlphaCom, Inc., a Nevada Corporation, legally obligated by or against said corporation prior to date of resignation; sale and transfer to purchaser.

        FURTHER, Laughlin Associates, Inc. hereby acknowledges receipt of a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged as full, complete and final payment of said corporate shell and,

        THEREFORE, said Laughlin Associates, Inc. does also hereby acknowledge sale, transfer and assign of all their total right, title and interest in and to said corporation, effective as of the date hereof.

        IN WITNESS WHEREOF, said officers have hereunto set their hands this 1st day of December, 1997 at Carson City, Nevada.

                           LAUGHLIN ASSOCIATES, INC.

                                /s/ Brent Buscay
                             ----------------------
                             Brent Buscay, Director


                                       2-3

              CONSENT TO ACTION WITHOUT A MEETING OF THE DIRECTORS
              ----------------------------------------------------

                                       OF
                                       --

                                 AlphaCom, Inc.
                                 --------------

        In accordance with Chapter 78 of the Nevada Revised Statutes, Brent Buscay, a Director of AlphaCom, Inc., hereby consents to the following action:

        RESOLVED that Robert Snyder is hereby appointed a Director of AlphaCom, Inc., to serve until a successor is duly elected and qualified.

        IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date hereof.

DATED AT Carson City, Nevada, this 1st day of December, 1997.


                                /s/ Brent Buscay
                             ----------------------
                             Brent Buscay, Director

STATE OF NEVADA )
                )SS.
CARSON CITY     )


On this 1st day of December, in the year 1997, before me, personally appeared Brent Buscay, personally known to me (or proved to me on basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledge that he executed it.

WITNESS my hand and official seal



[seal] LIN MARIE VANNECCI                           /s/ Lin Marie Vannecci
       NOTARY PUBLIC-NEVADA                         -----------------------
  Appt. Recorded in CARSON CITY                         Notary Public
No. ??? My Appt. Exp. June 21, 2000

                                      2-4

                                  RESIGNATION
                                  -----------


        I, BRENT BUSCAY, an original Director and member of the first Board of Directors of AlphaCom, Inc., a Nevada Corporation, hereby tender and submit my resignation as a member of the Board of Directors and as an Officer of the above named Corporation, such resignation to be effective this 1st day of December, 1997.

                                /s/ Brent Buscay
                             ----------------------
                             Brent Buscay, Director

STATE OF NEVADA )
                )SS.
CARSON CITY     )


On this 1st day of December, in the year 1997, before me, personally appeared Brent Buscay, personally known to me (or proved to me on basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledge that he executed it.

WITNESS my hand and official seal




[SEAL] LIN MARIE VANNECCI                           /s/ Lin Marie Vannecci
       NOTARY PUBLIC-NEVADA                         -----------------------
  Appt. Recorded in CARSON CITY                         Notary Public
No. ??? My Appt. Exp. June 21, 2000



                                      2-5

                       MINUTES OF THE BOARD OF DIRECTORS
                                       OF
                                 ALPHACOM, INC.
                                 April 19, 1999


        The Board of Directors of AlphaCom, Inc. (the "Company") met on April 19, 1999 at approximately 10:00 a.m. at the Company. In attendance at the meeting were each of the directors; Robert Snyder, Dennis Snyder and Barry W. Gilliland. Also in attendance at the meeting were Jack A. DeVrieze, Dr. Baldwin Sawyer and J. Bruce Hunsicker of Brouse McDowell. Mr. Robert Snyder as President and Chairman of the Board of Directors conducted the meeting.

        The first order of business was to elect the 1999 officers of the Company. Upon motion made and seconded the following slate was unanimously approved by the Board of Directors:

        President and CEO       -       Robert Snyder
        Vice President          -       Barry W. Gilliland
        Secretary               -       Dennis Snyder
        Treasurer               -       Joe Lechiara

        For the purposes of the meeting Mr. Hunsicker was asked to serve as Assistant Secretary.

        The following resolutions were made, seconded and unanimously approved by the Board of Directors:

        1. BE IT RESOLVED to authorize the retention of J. Bruce Hunsicker of Brouse McDowell as the Company's counsel.

        2. BE IT RESOLVED to retain Scott Lyons of Spector & Saulino as the Company's auditors.

        3. BE IT RESOLVED to authorize and approve the Company's proposed SB2 stock offering of 3 million shares at $1.00 per share.

        4. BE IT RESOLVED to authorize the Company to enter into the licensing agreement with Lafe Technology.

        5. BE IT RESOLVED to change the Director's fee to $100.00 per meeting and further to suspend the operation of this resolution until such time as the Company has outside directors.

        6. BE IT RESOLVED to ratify and approve the acts of the directors and officers of the Corporation since the Company's last Board of Directors meeting.

        7. BE IT RESOLVED to approve the American Stock and Transfer Company as the transfer agent for the Company's stock.

        8. BE IT RESOLVED to approve obtaining a loan from Marathon Capital in the amount of $2,500,000.00 to be secured by the Company's tangible assets, inventory, receivables and all other assets of the Company at 12% interest, interest payable quarterly together with warrants for 20% of the loan to be converted to shares and a stock commission. The approval by the Board is subject to review of the documentation by counsel for the Company and by Mr. Lechiara.

        9. BE IT RESOLVED TO RESERVE 300,000 SHARES IN LIEU OF COMPANY CASH BONUSES to employees.

        10. BE IT RESOLVED to approve THE ISSUANCE OF 80,000 SHARES OF COMPANY STOCK TO MR. LECHIARA IN RECOGNITION OF HIS OUTSTANDING SERVICE TO THE COMPANY.

            THEREAFTER, Mr. Lechiara presented the financial report of the Corporation. He indicated that Spector & Saulino is in the process of finalizing the year-end financial statement as of 12-31-98. He further noted that as of the date of the meeting there were outstanding 11,983,354 shares of Company stock out of a total of 20 million shares authorized.

        THEREUPON, the Board of Directors discussed the possibility and desirability of a stock split. Upon motion made, seconded and approved by the Board of Directors, the Board approved the proposed two for one stock split, subject to the approval by the shareholders of the Company to increase the authorized shares of the Company from 20 million to 60 million shares.

            THEREUPON, Mr. Robert Snyder discussed the use of funds of the Corporation. Specifically, Mr. Snyder discussed Lafe Technology, Bell Atlantic and the expansion of the Company's facilities.

        Upon motion made and seconded the Board of Directors approved calling a special Shareholders Meeting for the purpose of increasing the capital stock of the Corporation from 20 million to 60 million shares. The meeting will take place on May 6, 1999 at the Richfield Holiday Inn.

            THEREUPON, the Board of Directors discussed the annual meeting of the Shareholders of the Corporation and the recommendation by the Board of Directors that three new directors be added to the Board of Directors as follows: Jack Craciun, Marion Ruebel, and J. Bruce Hunsicker. The date for the annual meeting has not yet been set but the Board expressed a desire to call the Annual Meeting of the Shareholders in the near future.

            Upon motion made and seconded, the meeting was adjourned at approximately 11:30 a.m.
                                          /s/ Robert Snyder
                                          ------------------------------------
                                          Robert Snyder, President and CEO

                                          /s/ Dennis Snyder
                                          ------------------------------------
                                          Dennis Snyder

                                          /s/ Barry W. Gilliland
                                          ------------------------------------
                                          Barry W. Gilliland, Vice President

                    MINUTES OF SPECIAL SHAREHOLDERS MEETING
                                       OF
                                 ALPHACOM, INC.


            A special meeting of the Shareholders of AlphaCom, Inc. was held on MAY 6, 1999 at the Richfield Holiday Inn pursuant to notice mailed to Shareholders on April 15, 1999. Robert Snyder, President and Chairman of the Board of Directors presided at the meeting. Also in attendance at the meeting were J. Bruce Hunsicker, Esq., who served as Assistant Secretary, and Joe Lechiara, Treasurer.

            Mr. Snyder called the meeting to order promptly at 6:30 p.m. and requested that Mr. Lechiara and Joann Nonno serve as tellers for the meeting. Thereupon, Mr. Lechiara and Mrs. Nonno collected and tallied all proxy's and determined the number of persons present by person or proxy. Mr. Lechiara reported back that a quorum of the Shareholders was present in person or by proxy.

            Mr. Jack Cracium thereupon made a motion to increase the AUTHORIZED SHARES OF STOCK OF THE COMPANY FROM 20 TO 60 MILLION SHARES. The motion was seconded and discussion on the motion was had. After discussion the motion was put to a vote. Mr. Lechiara reported that of the 11,983,354 shares outstanding, 10,548,421 voted in favor of the motion and therefore the motion was approved. During the vote count, Mr. Snyder provided the Shareholders with a report as to the current status of the Company's marketing efforts.

            Thereupon, Barry Gilliland moved that the meeting be adjourned. Joann Nonno seconded the motion and the motion was approved by the Shareholders. The meeting adjourned at 7:15 p.m.


                                                  /s/ J. B. Hunsicker
                                                  --------------------
                                                  J. Bruce Hunsicker
                                                  Assistant Secretary

                           ACTION BY WRITTEN CONSENT
                                     OF THE
                             BOARD OF DIRECTORS OF
                                 ALPHACOM, INC.

                              A Nevada Corporation

        Pursuant to Section 78.315 of the Nevada Revised Statutes, the following actions were taken by the undersigned, being all of the directors of AlphaCom, Inc., a Nevada corporation (the "Corporation"), without a meeting and by means of their unanimous written consent on the 15th day of April, 1999.

        WHEREAS, it has been proposed that ARTICLE FOURTH of the Corporation's Articles of Incorporation, as amended and restated in its entirety effective May 27, 1998, be again amended and restated in its entirety to read as follows:

                FOURTH. The total number of shares of common stock authorized to be issued by the Corporation is SIXTY MILLION (60,000,000) shares of common stock at $.001 par value, and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

        WHEREAS, the adoption of the proposed amendment is advisable and in the best interest of the Corporation;

        NOW, THEREFORE, IT IS HEREBY

        RESOLVED, that the proposed amendment be and it hereby is adopted, subject to approval by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                                  /s/ Robert G. Snyder
                                                  -----------------------
                                                  Robert G. Snyder


                                                  /s/ Dennis Snyder
                                                  ----------------------
                                                  Dennis Snyder


                                                  /s/ Barry W. Gilliland
                                                  ----------------------
                                                  Barry W. Gilliland


                                                                       DIRECTORS

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION
                                       OF
                                 ALPHACOM, INC.
                           (After Issuance of Stock)

        We, the undersigned President and Secretary of AlphaCom, Inc., a Nevada Corporation (the "Corporation"), do hereby certify:

        That the Board of Directors of the Corporation, by action taken without a meeting and by means of their unanimous written consent on April 15, 1999, adopted a resolution to further amend the Corporation's Articles of Incorporation, as amended effective May 27, 1998, as follows:

        ARTICLE FOURTH of the Corporation's Articles of Incorporation, as amended and restated in its entirety effective May 27, 1998, shall be again amended and restated in its entirety to read as follows:

                FOURTH. The total number of shares of common stock authorized to be issued by the Corporation is SIXTY MILLION (60,000,000) shares of common stock at $.001 par value, and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

        That the number of shares of the Corporation outstanding and entitled to vote on such amendment to the Articles of Incorporation is 11,983,354.

        That the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                /s/ Robert G. Snyder
                                                ---------------------------
                                                Robert G. Snyder, President


                                                /s/ Dennis Snyder
                                                ---------------------------
                                                Dennis Snyder, Secretary


State of Ohio           )
                        )       ss.
County of Summit        )

        On ______________________ 1999, personally appeared before me, a Notary Public, Robert G. Snyder, President, and Dennis Snyder, Secretary, known or proved by satisfactory evidence to be the persons whose names appear above, and acknowledged to me that they executed the above in their authorized capacity, and that by their signatures on the instrument, the entity on behalf of which they acted executed the instrument.

WITNESS my hand and official seal.



_____________________________
Notary Public

(NOTARY STAMP OR SEAL)











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